Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851
MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

SECOND QUARTER 2017 RESULTS

•	Occupancy of 95.7%, Cash Same Store NOI Grew 4.2% and Cash Rental Rates Up 9.2%
•	FFO Per Share of $0.38; $0.39 Excluding $0.01 Income Tax Impact from a Property Sale
•	Acquired Four Buildings Comprising 514,000 Square Feet in Southern California, Orlando and Denver Plus Two Land Parcels in Phoenix for a Total of $79.5 Million
•	Leased 618,000 Square Feet and a Land Parcel at First Park @ PV 303 in Phoenix to UPS
•	Sold Eight Buildings Totaling 717,000 Square Feet for $38.6 Million; In 3Q17, Sold Three Buildings Totaling 389,000 Square Feet for $18.3 Million
•	Closed on $200 Million of Long-Term Unsecured Notes with a Weighted Average Interest Rate of 4.34% in a Private Placement
•	Raised Approximately $75 Million Via an Underwritten Common Stock Offering

CHICAGO, July 26, 2017 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the second quarter of 2017. Diluted net income available to common stockholders per share (EPS) was $0.32 in the second quarter, compared to $0.43 a year ago.

First Industrial’s second quarter FFO was $0.38 per share/unit on a diluted basis, compared to $0.36 per share/unit a year ago. Second quarter 2017 results included a $0.01 per share impact from income tax related to the sale of a property from the Company’s taxable REIT subsidiary.

“The U.S. industrial real estate market continues to exhibit healthy fundamentals that provide a supportive environment for continuing market rent growth,” said Peter E. Baccile, First Industrial’s president and CEO. “Our results reflect the underlying strength of the market and our team’s efforts to drive future cash flow growth and value from our portfolio and new investments.”

Portfolio Performance – Second Quarter 2017

•	In service occupancy was 95.7% at the end of the second quarter, compared to 95.8% at the end of the first quarter of 2017, and 95.8% at the end of the second quarter of 2016. Sales contributed 30 basis points to second quarter 2017 occupancy as compared to the first quarter of 2017.
•	Tenants were retained in 79.5% of square footage up for renewal.
•	Same property cash basis net operating income (NOI) increased 4.2%. Including lease termination fees, same property NOI increased 4.3%.
•	Rental rates increased 9.2% on a cash basis and increased 19.7% on a GAAP basis; leasing costs were $1.90 per square foot.

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Capital Markets Activity

In the second quarter, the Company:

•	Closed on $200 million of fixed rate senior unsecured notes in a private placement offering with a weighted average interest rate of 4.34%. The notes are comprised of two tranches: $125 million with a 10-year term at an interest rate of 4.30% and $75 million with a 12-year term at an interest rate of 4.40%.
•	Paid off $102 million of its 5.95% 2017 Senior Unsecured Notes at maturity.
•	Had its Baa3 senior unsecured debt rating affirmed by Moody’s Investor Service which also revised its rating outlook to “positive” from “stable.”
•	Raised approximately $75 million via an underwritten offering of 2.56 million common shares.

“Our strong financial position supports our efforts to profitably grow our portfolio through targeted investments,” said Scott Musil, chief financial officer. “Our return to the unsecured debt markets in the second quarter provided us with lower cost, long-term capital that contributes to cash flow growth.”

Investment and Disposition Activities

In the second quarter, the Company:

•	Acquired four buildings totaling 514,000 square feet and two land parcels for $79.5 million comprising:
○	a 123,000 square-foot facility in San Diego for $21.5 million;
○	a 106,000 square-foot building in the Inland Empire for $12.5 million;
○	a 181,000 square-foot facility in Denver for $11.2 million;
○	a 103,000 square-foot building in Orlando for $8.0 million;
○	a 66-acre land parcel in Phoenix for $11.6 million fully leased to UPS; and
○	a 97-acre development site in Phoenix for $14.7 million.
•	Sold eight buildings comprised of 717,000 square feet for $38.6 million.

In the third quarter to date, the Company:

•	Sold three buildings totaling 389,000 square feet for $18.3 million.

“In a highly competitive investment market, our team was successful in sourcing four quality building acquisitions in markets with strong long-term rent growth characteristics,” said Johannson Yap, chief investment officer of First Industrial. “Our disposition efforts continue to be an essential part of our portfolio management process, through which we seek to maximize value while providing capital for reinvestment.”

Development Leasing

In the second quarter, the Company signed the following development lease:

•	618,000 square feet plus a 66-acre land parcel at First Park @ PV 303 in Phoenix to UPS, a global leader in logistics.

Outlook for 2017

Mr. Baccile stated, “Excluding the loss on retirement of debt from our financing activities and the income tax impact from the sale of one of our assets during the second quarter, the midpoint of our revised FFO guidance is $0.01 higher than our prior guidance. The change largely reflects our Phoenix development lease and our second quarter same store NOI performance, partially offset by property sales dilution and short-term net dilution from our recent equity offering. Consistent with our overall strategy, our focus for the remainder of 2017 is to drive future cash flow growth from growing rents and leasing up opportunities within our portfolio including our developments and value-add investments.”

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	Low End of Guidance for 2017 (Per share/unit)	High End of Guidance for 2017 (Per share/unit)
Net Income Available to Common Stockholders	0.87	0.95
Add: Real Estate Depreciation/Amortization	0.95	0.95
Less: Non-NAREIT Compliant Gains through July 26, 2017	(0.33)	(0.33)

FFO (NAREIT Definition)	$1.49	$1.57

Add: Loss from Retirement of Debt and Tax from a Property Sale from Taxable REIT Subsidiary through 2Q17	$0.02	$0.02

FFO Excluding Loss from Retirement of Debt and Tax from a Property Sale from Taxable REIT Subsidiary through 2Q17	$1.51	$1.59

The following assumptions were used:

•	Average quarter-end in service occupancy of 95.5% to 96.5%.
•	Same-store NOI growth on a cash basis before termination fees of 3.5% to 5.0% for the full year, an increase of 25 basis points at the midpoint, reflecting second quarter results.
•	General and administrative expense of approximately $26 million to $27 million.
•	Guidance includes the incremental costs expected in 2017 related to the Company’s completed and under construction developments as of June 30, 2017. In total, the Company expects to capitalize $0.03 per share of interest related to these projects in 2017.
•	Guidance reflects the impact of the property sales in the third quarter to-date and the planned retirement of $55 million of its 7.5% 2017 Notes maturity in December.
•	Other than the above, guidance does not include the impact of:
○	any other future debt repurchases prior to maturity or future debt issuances;
○	any future investments or property sales;
○	any future NAREIT-compliant gains or losses;
○	any future impairment gains or losses; or
○	any future equity issuance.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

Conference Call

First Industrial will host its quarterly conference call on Thursday, July 27, 2017 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the “Investors” page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2017 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

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About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.3 million square feet of industrial space as of June 30, 2017. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2016, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:	Art Harmon Vice President, Investor Relations and Marketing 312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Statement of Operations and Other Data:
Total Revenues	$97,579	$93,015	$194,962	$186,482
Property Expenses	(26,897)	(26,875)	(55,383)	(55,242)
General and Administrative	(6,785)	(6,433)	(14,818)	(14,107)
Acquisition Costs (a)	—	(155)	—	(219)
Depreciation of Corporate FF&E	(166)	(195)	(335)	(367)
Depreciation and Other Amortization of Real Estate	(28,874)	(28,530)	(57,199)	(59,486)

Total Expenses	(62,722)	(62,188)	(127,735)	(129,421)
Gain on Sale of Real Estate	20,860	36,775	28,869	44,026
Interest Expense	(14,915)	(14,589)	(29,284)	(30,848)
Amortization of Deferred Financing Costs	(780)	(782)	(1,558)	(1,655)
Loss from Retirement of Debt	—	—	(1,653)	—

Income from Operations Before Income Tax Provision	40,022	52,231	63,601	68,584
Income Tax Provision	(1,169)	(123)	(1,257)	(181)

Net Income	38,853	52,108	62,344	68,403
Net Income Attributable to the Noncontrolling Interest	(1,291)	(1,879)	(2,073)	(2,486)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$37,562	$50,229	$60,271	$65,917

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$37,562	$50,229	$60,271	$65,917
Depreciation and Other Amortization of Real Estate	28,874	28,530	57,199	59,486
Noncontrolling Interest	1,291	1,879	2,073	2,486
Gain on Sale of Depreciable Real Estate	(20,860)	(36,775)	(28,869)	(44,026)

Funds From Operations (NAREIT) (“FFO”) (b)	$46,867	$43,863	$90,674	$83,863
Loss from Retirement of Debt	—	—	1,653	—
Restricted Stock/Unit Amortization	1,822	1,507	4,923	4,470
Amortization of Debt Discounts/(Premiums) and Hedge Costs	25	64	89	136
Amortization of Deferred Financing Costs	780	782	1,558	1,655
Depreciation of Corporate FF&E	166	195	335	367
Non-incremental Building Improvements	(3,535)	(2,821)	(5,882)	(3,946)
Non-incremental Leasing Costs	(6,130)	(6,445)	(10,533)	(13,121)
Capitalized Interest	(880)	(870)	(1,907)	(1,319)
Capitalized Overhead	(82)	(156)	(158)	(241)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,500)	(1,470)	(3,081)	(3,317)

Adjusted Funds From Operations (“AFFO”) (b)	$37,533	$34,649	$77,671	$68,547

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$37,562	$50,229	$60,271	$65,917
Interest Expense	14,915	14,589	29,284	30,848
Depreciation and Other Amortization of Real Estate	28,874	28,530	57,199	59,486
Income Tax Provision	1,169	123	1,257	181
Noncontrolling Interest	1,291	1,879	2,073	2,486
Loss from Retirement of Debt	—	—	1,653	—
Amortization of Deferred Financing Costs	780	782	1,558	1,655
Depreciation of Corporate FF&E	166	195	335	367
Gain on Sale of Depreciable Real Estate	(20,860)	(36,775)	(28,869)	(44,026)

Adjusted EBITDA (b)	$63,897	$59,552	$124,761	$116,914
General and Administrative	6,785	6,433	14,818	14,107
Acquisition Costs (a)	—	155	—	219

Net Operating Income (“NOI”) (b)	$70,682	$66,140	$139,579	$131,240
Non-Same Store NOI	(5,265)	(2,575)	(9,104)	(4,638)

Same Store NOI Before Same Store Adjustments (b)	$65,417	$63,565	$130,475	$126,602
Lease Inducement Amortization	186	233	370	460
Straight-line Rent	368	(546)	556	(2,121)
Above (Below) Market Lease Amortization	(261)	(269)	(533)	(533)
Lease Termination Fees	(178)	(68)	(456)	(197)

Same Store NOI (Cash Basis without Termination Fees) (b)	$65,532	$62,915	$130,412	$124,211

Weighted Avg. Number of Shares/Units Outstanding — Basic	121,339	120,486	121,109	117,791
Weighted Avg. Number of Shares Outstanding — Basic	117,299	116,191	117,070	113,492
Weighted Avg. Number of Shares/Units Outstanding — Diluted	121,819	120,853	121,561	118,070
Weighted Avg. Number of Shares Outstanding — Diluted	117,779	116,558	117,522	113,771

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$37,562	$50,229	$60,271	$65,917
Less: Allocation to Participating Securities	(129)	(180)	(154)	(217)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$37,433	$50,049	$60,117	$65,700

Basic/Diluted Per Share/Unit	$0.32	$0.43	$0.51	$0.58
FFO (NAREIT)	$46,867	$43,863	$90,674	$83,863
Less: Allocation to Participating Securities	(155)	(152)	(268)	(266)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$46,712	$43,711	$90,406	$83,597

Basic Per Share/Unit	$0.38	$0.36	$0.75	$0.71
Diluted Per Share/Unit	$0.38	$0.36	$0.74	$0.71
Common Dividends/Distributions Per Share/Unit	$0.21	$0.19	$0.42	$0.38

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,458,472	$3,328,319
Real Estate and Other Assets Held For Sale, Net	6,593	—
Total Assets	2,863,963	2,728,198
Debt	1,340,541	1,312,033
Total Liabilities	1,490,686	1,480,211
Total Equity	$1,373,277	$1,247,987

a)	Effective January 1, 2017, we adopted Accounting Standards Update (“ASU”) No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”), which clarifies the framework for determining whether an integrated set of assets and activities meets the definition of a business. The revised framework establishes a screen for determining whether an integrated set of assets and activities is a business and narrows the definition of a business, which is expected to result in fewer transactions being accounted for as business combinations. Acquisitions of integrated sets of assets and activities that do not meet the definition of a business are accounted for as asset acquisitions. We anticipate that our acquisitions of real estate in the future will generally not meet the definition of a business combination; and accordingly, transaction costs which have historically been expensed, will be capitalized as part of the basis of the real estate assets acquired. ASU 2017-01 was applied prospectively.

b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), adjusted EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, plus depreciation and other amortization of real estate, minus gain on sale of depreciable real estate.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI, minus general and administrative expenses and acquisition costs.

AFFO is defined as adjusted EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock/unit amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2016 and held as an in service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2016 (the “Same Store Pool”). We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements, the amortization of above (below) market rent and the impact of lease termination fees. We exclude straight-line rent, amortization of lease inducements and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, acquisition costs, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on retirement of debt, sale of real estate, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.